UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2009

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported, on February 26, 2009, the Company executed and completed a Stock Purchase Agreement with William Davis pursuant to which the Company sold, and Mr. Davis purchased, 2,800,000 shares of MSTI Holdings, Inc. (“MSTI”) common stock (the “MSTI Shares”) beneficially owned by the Company for an aggregate purchase price of $10,000.  In connection with the sale of the MSTI Shares to Mr. Davis, the Company entered into a Partial Release of Lien with YA Global Investments, L.P. (“YA Global”), pursuant to which, in consideration of YA Global’s agreement to release its lien and security interest on the MSTI Shares, the Company paid a commitment fee to YA Global comprised of 157,000 shares of MSTI common stock.   As a result of the transactions described above, the Company now beneficially owns 15,543,000 shares of MSTI common stock, which represents 49% of the issued and outstanding shares of MSTI common stock.

The Company has historically consolidated its investment in MSTI as a consolidated majority owned subsidiary.  On April 22, 2009, Warren V. Musser and Thomas C. Lynch submitted their resignations as directors of MSTI.  As a result of these resignations and the decrease in beneficial ownership resulting from the transactions described above, the Company is no longer required to consolidate MSTI as a majority owned subsidiary and the Company’s investment in MSTI will now be accounted for under the cost method.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information.

The unaudited consolidated pro forma consolidated Balance Sheet as of December 31, 2008 and Statement of Operations of the Company for the twelve month period ended December 31, 2008 presented herein are for illustrative purposes only to reflect the loss of control reported under Item 2.01 above. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable, and should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma information is not necessarily indicative of the future financial position or operating results of the Company after the loss of control set forth in Item 2.01 above.

(d) Exhibits.

The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Pro Forma financial information listed in Item 9.01(b) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: April 28, 2009
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer